EXHIBIT 99.1

C&F FINANCIAL CORPORATION

Friday, October 26, 2007

Contact:	Tom Cherry, Executive Vice President & CFO (804) 843-2360

C&F Financial Corporation Announces

Third Quarter Earnings

West Point, Va., October 26, 2007—C&F Financial Corporation (NASDAQ: CFFI), the one-bank holding company for C&F Bank, today reported net income of $2.28 million, or 73 cents per share assuming dilution, for its third quarter ended September 30, 2007, compared with $3.11 million, or 95 cents per share assuming dilution, for the third quarter of 2006. Net income for the first nine months of 2007 was $6.76 million, or $2.12 per share assuming dilution, compared with $9.37 million, or $2.86 per share assuming dilution, for the first nine months of 2006.

Net income for the first nine months of 2006 included $728,000, after taxes, or 22 cents per share assuming dilution, attributable to the recovery of past due interest and a reduction in the corporation’s loan loss allowance in connection with the pay-off of previously nonperforming loans of one commercial relationship. Excluding the after-tax effect of this loan pay-off, the corporation’s adjusted earnings were $8.64 million, or $2.64 per share assuming dilution, for the first nine months of 2006.

For the third quarter of 2007, on an annualized basis, the corporation’s return on average equity was 14.21 percent and its return on average assets was 1.21 percent, compared to 19.15 percent and 1.78 percent, respectively, for the third quarter of 2006. For the first nine months of 2007, on an annualized basis, the corporation’s return on average equity was 13.82 percent and its return on average assets was 1.22 percent, compared to 19.86 percent and 1.82 percent,

C&F FINANCIAL CORPORATION

Friday, October 26, 2007

Contact:	Tom Cherry, Executive Vice President & CFO (804) 843-2360

respectively, for the first nine months of 2006 (18.32 percent and 1.67 percent, adjusted to exclude the effect of the commercial loan pay-off in 2006.) The decline in these measures resulted from lower earnings in 2007 coupled with asset growth.

“As the downturn in the housing markets has intensified throughout 2007, our mortgage banking segment is experiencing the ongoing effects of lower demand for home mortgage loans, tightening secondary market underwriting criteria and increased competition,” said Larry Dillon, president and chief executive officer of C&F Financial Corporation. “Net interest margin compression is continuing at the retail banking segment as the cost of deposits continues to rise. Even the net interest margin at the consumer finance segment was not immune to the housing market woes. Unpredictable fluctuations in LIBOR, which are believed to have been triggered in part by the funding crisis in the housing markets, temporarily increased the consumer finance segment’s borrowings rate during the third quarter without a corresponding increase in the rate received on its fixed-rate assets.”

“The retail banking segment continues to incur operating expenses associated with opening four new C&F Bank branches within a 15-month time period in 2006 and 2007,” continued Dillon. “Because these branches are not yet profitable, their costs have negatively impacted our short-term profits; however, we expect they will contribute to the corporation’s long-term profitability. Similarly, the consumer finance segment has entered into new markets and strengthened its position in existing markets over the past 12 months resulting in an increase in overhead expenses.”

C&F FINANCIAL CORPORATION

Friday, October 26, 2007

Contact:	Tom Cherry, Executive Vice President & CFO (804) 843-2360

“We continue to manage our capital not only through growth but through stock repurchases and dividends,” added Dillon. “This year we have repurchased 192,020 shares, or six percent, of the corporation’s stock, which has had an accretive effect on earnings per share and return on equity. And even though our earnings have declined this year, we have maintained our quarterly dividend pay-out at 31 cents per share.”

“The remainder of 2007 and next year will be challenging from an earnings standpoint,” concluded Dillon. “However, we are confident that our investments in facilities, technology, new markets and people will enhance the corporation’s long-term profitability.”

Retail Banking Segment. Third quarter net income for C&F Bank was $1.11 million in 2007 compared to $1.61 million in the third quarter of 2006. Net income for the first nine months of 2007 was $3.04 million compared to $5.24 million in the first nine months of 2006 ($4.51 million, adjusted to exclude the effect of the commercial loan pay-off in 2006). The decline in earnings for 2007 included (1) the effects of margin compression and competition on net interest income, (2) a higher provision for loan losses attributable to loan growth, (3) the effects on operating expenses of the Peninsula and Richmond branch openings and the operations center relocation, (4) higher operational and administrative personnel costs to support growth, and (5) the recognition of compensation expense, in accordance with accounting principles effective in 2006, in connection with the corporation’s issuance of stock options and restricted stock.

Mortgage Banking Segment. Third quarter net income for C&F Mortgage Corporation was $484,000 in 2007 compared to $698,000 in the third quarter of

C&F FINANCIAL CORPORATION

Friday, October 26, 2007

Contact:	Tom Cherry, Executive Vice President & CFO (804) 843-2360

2006. Net income for the first nine months of 2007 was $1.44 million compared to $1.76 million in the first nine months of 2006. The decline in earnings for 2007 included the effects of the downturn in the housing market on loan origination volume, which declined 13.38 percent and 7.91 percent in the third quarter and the first nine months, respectively, of 2007 from the same periods of 2006. In addition, the mortgage banking segment incurred higher operating expenses in 2007 related to new offices and higher business development costs in order to generate loan production.

Consumer Finance Segment. Third quarter net income for C&F Finance Company was $642,000 in 2007 compared to $795,000 in the third quarter of 2006. Net income for the first nine months of 2007 was $2.14 million compared to $2.31 million in the first nine months of 2006. The decline in earnings for both periods in 2007 resulted from a decline in net interest margin as a result of an increase in the cost of variable-rate borrowings, an increase in the provision for loan losses resulting from higher net charge-offs and higher loan volume, and increased operating expenses to support growth in new and existing markets. The increase in net charge-offs during 2007 was attributable to an increase in the number of vehicles repossessed in 2007, coupled with an increasing average balance per loan originated over the last several years.

About C&F Financial Corporation. C&F Financial Corporation’s stock is listed for trading on The NASDAQ Global Select Market under the symbol CFFI. The stock closed at a price of $41.65 per share on Thursday, October 25, 2007. At September 30, 2007, the book value of the corporation was $21.36 per share, and the corporation declared a dividend of 31 cents per share during the third quarter of 2007. The corporation’s market makers include Advest, Inc., Davenport & Company LLC, FTN Financial Securities Corp., McKinnon & Company and Scott & Stringfellow, Inc.

C&F FINANCIAL CORPORATION

Friday, October 26, 2007

Contact:	Tom Cherry, Executive Vice President & CFO (804) 843-2360

C&F Bank operates 18 retail bank branches located throughout the Newport News to Richmond corridor in Virginia and offers full investment services through its subsidiary C&F Investment Services, Inc. C&F Mortgage Corporation provides mortgage and title services through 24 offices located in Virginia, Maryland, North Carolina, Delaware, Pennsylvania and New Jersey. C&F Finance Company provides automobile loans principally in Virginia, Tennessee, Maryland, North Carolina, Ohio, Kentucky and West Virginia through its offices in Richmond, Roanoke and Hampton, Virginia and in Nashville, Tennessee.

Additional information regarding the corporation’s products and services, as well as access to its filings with the Securities and Exchange Commission, are available on the corporation’s web site at http://www.cffc.com.

Use of Certain Non-GAAP Financial Measures. In addition to results presented in accordance with United States generally accepted accounting principles (GAAP), this earnings release includes certain non-GAAP financial measures for the first nine months of 2006, which are reconciled to their equivalent GAAP financial measures below. Management believes these non-GAAP financial measures for 2006 provide information useful to investors in understanding the corporation’s performance trends and facilitate comparisons with its peers. Specifically, management believes the exclusion from net income of a significant recovery of income recognized in a single accounting period permits a comparison of results for ongoing business operations, and it is on this basis that management internally assesses the corporation’s performance and establishes goals for future periods.

C&F FINANCIAL CORPORATION

Friday, October 26, 2007

Contact:	Tom Cherry, Executive Vice President & CFO (804) 843-2360

Although the corporation’s management believes the non-GAAP financial measures presented in this earnings release enhance investors’ understandings of its performance, these non-GAAP financial measures should not be considered an alternative to GAAP-basis financial statements.

Forward-Looking Statements. The statements contained in this earnings release that are not historical facts may constitute “forward-looking statements” as defined by the federal securities laws. Forward-looking statements may address issues that involve estimates and assumptions made by management, risks and uncertainties, and actual results could differ materially from historical results or those anticipated by such statements. Factors that could have a material adverse effect on the operations and future prospects of the corporation include, but are not limited to, changes in: (1) interest rates, (2) general economic conditions, (3) demand for loan products, (4) the legislative/regulatory climate, (5) monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, (6) the quality or composition of the loan or investment portfolios, (7) deposit flows, (8) competition, (9) demand for financial services in the corporation’s market area, (10) technology, (11) reliance on third parties for key services, (12) the real estate market, (13) the corporation’s expansion and technology initiatives, and (14) accounting principles, policies and guidelines. These risks and uncertainties should be considered in evaluating the forward-looking statements contained herein, and readers are cautioned not to place undue reliance on such statements, which speak only as of the date of this release.

C&F Financial Corporation

Selected Financial Information

(in thousands, except for share and per share data)

Balance Sheets

	9/30/07	12/31/06	9/30/06
Interest-bearing deposits with other banks and federal funds sold	$2,118	$17,010	$6,937
Investment securities—available for sale at fair value	76,193	67,584	64,966
Loans held for sale, net	31,826	53,504	54,709
Loans, net:
Retail Banking and Mortgage Banking segments	435,494	394,869	391,981
Consumer Finance segment	147,855	122,974	116,173
Federal Home Loan Bank stock	4,522	2,093	2,678
Total assets	774,157	734,468	710,775
Deposits	534,155	532,835	499,131
Borrowings	161,018	115,056	126,843
Shareholders’ equity	64,338	68,006	66,543

Statements of Income

	For The Quarter Ended		For The Nine Months Ended
	9/30/07	9/30/06	9/30/07	9/30/06
Interest income	$16,821	$14,763	$48,090	$43,306
Interest expense	6,085	4,845	17,203	13,321
Provision for loan losses:
Retail Banking segment	120	—	160	(250)
Consumer Finance segment	1,680	1,125	4,530	3,475
Other operating income:
Gains on sales of loans	4,055	4,594	12,122	12,713
Other	2,391	2,595	7,284	7,344
Other operating expenses:
Salaries and employee benefits	7,793	7,486	22,998	21,588
Other	4,404	3,948	13,064	11,615
Income tax expense	901	1,436	2,784	4,250
Net income	2,284	3,112	6,757	9,364
Earnings per common share—assuming dilution	0.73	0.95	2.12	2.86
Earnings per common share—basic	0.76	0.99	2.21	2.97

Segment Information

	For The Quarter Ended		For The Nine Months Ended
	9/30/07	9/30/06	9/30/07	9/30/06
Net income—Retail Banking	$1,106	$1,605	$3,036	$5,241
Net income—Mortgage Banking	484	698	1,441	1,762
Net income—Consumer Finance	642	795	2,141	2,309
Net income—Other and Eliminations	52	14	139	52
Mortgage loan originations—Mortgage Banking	206,615	238,542	658,589	715,150
Mortgage loans sold—Mortgage Banking	219,083	240,867	680,267	700,118

Average Balances

	For The Quarter Ended		For The Nine Months Ended
	9/30/07	9/30/06	9/30/07	9/30/06
Investment securities	$76,713	$66,291	$72,139	$66,924
Loans held for sale	33,054	47,867	36,881	42,865
Loans:
Retail and Mortgage Banking segments	427,775	393,121	410,248	387,989
Consumer Finance segment	154,103	122,920	143,275	117,760
Interest-bearing deposits in other banks and federal funds sold	1,212	6,631	10,793	9,975
Total earning assets	692,857	636,830	673,336	625,513

Time, checking and savings deposits	451,219	414,812	448,134	411,276
Borrowings	136,498	120,298	126,382	119,922
Total interest-bearing liabilities	587,717	535,110	574,516	531,198
Demand deposits	88,235	82,284	84,447	77,984
Shareholders’ equity	64,310	64,996	65,185	62,852

Asset Quality

Retail and Mortgage Banking Segments	9/30/07	12/31/06	9/30/06
Nonperforming assets*	$614	$955	$1,316
Accruing loans** past due for 90 days or more***	$1,557	$1,629	$1,801
Total loans**	$440,011	$399,195	$396,319
Allowance for loan losses	$4,517	$4,326	$4,338
Nonperforming assets* to loans**	0.14%	0.24%	0.33%
Allowance for loan losses to loans**	1.03%	1.08%	1.09%
Allowance for loan losses to nonperforming assets*	735.67%	452.98%	329.64%

*	Nonperforming assets consist solely of nonaccrual loans for each period presented.
**	Loans exclude Consumer Finance segment loans presented below.
***	Balance includes a $1.2 million loan that was administratively past due at 9/30/07. Subsequent to 9/30/07, the loan renewal process was completed.

Consumer Finance Segment	9/30/07	12/31/06	9/30/06
Nonaccrual loans	$908	$880	$1,038
Accruing loans past due for 90 days or more	$9	$8	$17
Total loans	$158,777	$132,864	$125,688
Allowance for loan losses	$10,922	$9,890	$9,515
Nonaccrual consumer finance loans to total consumer finance loans	0.57%	0.66%	0.83%
Allowance for loan losses to total consumer finance loans	6.88%	7.44%	7.57%

Other Data and Ratios

	As Of and For The Quarter Ended		As Of and For The Nine Months Ended
	9/30/07	9/30/06	9/30/07	9/30/06
Annualized return on average assets	1.21%	1.78%	1.22%	1.82%
Annualized return on average equity	14.21%	19.15%	13.82%	19.86%
Dividends declared per share	$0.31	$0.29	$0.93	$0.85
Shares purchased	42,300	1,100	192,020	13,122
Average price of purchased shares	$41.45	$38.45	$41.56	$39.08
Weighted average shares outstanding—assuming dilution	3,134,598	3,263,632	3,187,264	3,271,056
Weighted average shares outstanding—basic	3,010,858	3,149,938	3,056,623	3,149,643
Market value per share at period end	$41.75	$40.50	$41.75	$40.50
Book value per share at period end	$21.36	$21.12	$21.36	$21.12
Price to book value ratio at period end	1.95	1.92	1.95	1.92
Price to earnings ratio at period end (ttm)	14.10	10.95	14.10	10.95

C&F Financial Corporation

Reconciliation of Certain Non-GAAP Financial Measures

(in thousands, except for per share data)

		For The Quarter Ended		For The Nine Months Ended
	(1)	9/30/07	9/30/06	9/30/07	9/30/06
Net Income and Earnings Per Share

Net income (GAAP)	A	$2,284	$3,112	$6,757	$9,364
Nonaccrual and default interest attributable to loan transaction, net of income taxes (GAAP)		—	—	—	(565)
Reduction in loan loss allowance attributable to loan transaction, net of income taxes (GAAP)		—	—	—	(163)

Net income, excluding nonaccrual and default interest and reduction in loan loss allowance attributable to loan transaction	B	$2,284	$3,112	$6,757	$8,636

Weighted average shares—assuming dilution (GAAP)	C	3,135	3,264	3,187	3,271
Weighted average shares—basic (GAAP)	D	3,011	3,150	3,057	3,150

Earnings per share—assuming dilution
GAAP	A/C	$0.73	$0.95	$2.12	$2.86
Excluding nonaccrual and default interest and reduction in loan loss allowance attributable to loan transaction	B/C	$0.73	$0.95	$2.12	$2.64

Earnings per share—basic
GAAP	A/D	$0.76	$0.99	$2.21	$2.97
Excluding nonaccrual and default interest and reduction in loan loss allowance attributable to loan transaction	B/D	$0.76	$0.99	$2.21	$2.74

Annualized Return on Average Assets

Average assets (GAAP)	E	$755,125	$700,612	$737,204	$687,748

Annualized return on average assets
GAAP	(A/E)*4	1.21%	1.78%
GAAP	(A/E)/.75			1.22%	1.82%
Excluding nonaccrual and default interest and reduction in loan loss allowance attributable to loan transaction	(B/E)*4	1.21%	1.78%
Excluding nonaccrual and default interest and reduction in loan loss allowance attributable to loan transaction	(B/E)/.75			1.22%	1.67%

Annualized Return on Average Equity

Average equity (GAAP)	F	$64,310	$64,996	$65,185	$62,852

Annualized return on average equity
GAAP	(A/F)*4	14.21%	19.15%
GAAP	(A/F)/.75			13.82%	19.86%
Excluding nonaccrual and default interest and reduction in loan loss allowance attributable to loan transaction	(B/F)*4	14.21%	19.15%
Excluding nonaccrual and default interest and reduction in loan loss allowance attributable to loan transaction	(B/F)/.75			13.82%	18.32%

		For The Quarter Ended		For The Nine Months Ended
	*	9/30/07	9/30/06	9/30/07	9/30/06
Retail Banking Segment Net Income

Net income (GAAP)		$1,106	$1,605	$3,036	$5,241
Nonaccrual and default interest attributable to loan transaction, net of income taxes (GAAP)		—	—	—	(565)
Reduction in loan loss allowance attributable to loan transaction, net of income taxes (GAAP)		—	—	—	(163)

Net income, excluding nonaccrual and default interest and reduction in loan loss allowance attributable to loan transaction		$1,106	$1,605	$3,036	$4,513

(1)	The letters included in this column are provided to show how the various ratios presented in the Reconciliation of Certain Non-GAAP Financial Measures are calculated.

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